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                     SECURITIES AND EXCHANGE COMMISSION

                           Washington, D.C. 20549


                                  FORM 8-K

                               CURRENT REPORT


                   Pursuant to Section 13 or 15(d) of the
                      Securities Exchange Act of 1934

     Date of Report (Date of earliest event reported) February 6, 1996

                                HUBCO, INC.
           (Exact name of registrant as specified in its charter)


                                 New Jersey
               (State or other jurisdiction of incorporation)

                  1-10699                       22-2405746
        (Commission File Number)   (IRS Employer Identification No.)

            1000 MacArthur Boulevard, Mahwah, New Jersey  07430
                  (Address of principal executive offices)

                               (201) 236-2630
            (Registrant's telephone number, including area code)


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Item 5.   Other Events.

     On February 6, 1996, HUBCO, Inc. ("HUBCO") and Lafayette American Bank and Trust Company ("Lafayette") announced the signing of a definitive merger agreement, a copy of which is attached as an exhibit to this Form 8-K (the "Agreement"). An interim bank subsidiary of HUBCO will be merged into Lafayette. HUBCO will thereby acquire the stock of Lafayette and maintain Lafayette as a separate subsidiary of HUBCO. Under the terms of the Agreement, Lafayette shareholders will receive .588 of a share of HUBCO common stock, no par value, for each share of Lafayette common stock, no par value ("Lafayette Common Stock"). The transaction, which is expected to be treated as a tax-free exchange to holders of Lafayette Common Stock, will be accounted for as a pooling-of-interests.

     In connection with the transaction, Lafayette has issued an option to HUBCO which, based on certain defined events, could result in the issuance of up to 2.4 million shares of Lafayette Common Stock being issued to HUBCO.

     The Lafayette acquisition will be HUBCO's fourteenth acquisition in the last five and one half years. The acquisition of Growth Financial Corp was consummated on January 12, 1996. HUBCO anticipates that a merger-related and restructuring charge will be taken in conjunction with the Lafayette acquisition. The merger is expected to close during the second or third quarter of 1996.

     Consummation of the merger is subject to approval by Federal and Connecticut bank regulatory authorities and the shareholders of HUBCO and Lafayette, as well as other customary conditions. Lafayette is the largest independent commercial banking company headquartered in Connecticut and has assets of $735 million with nineteen offices in Fairfield, New Haven and Middlesex counties of Connecticut.


Item 7.   Exhibits.

     2 Agreement and Plan of Merger dated as of February 5, 1996 between HUBCO, Inc. and Lafayette American Bank and Trust Company.

     99(a) Stock Option Agreement dated as of February 5, 1996 between HUBCO, Inc. and Lafayette American Bank and Trust Company.

     99(b)     Press Release dated February 6, 1996.


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                                 SIGNATURES


     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                                   HUBCO, INC.

Dated: February 16, 1996           By: KENNETH T. NEILSON
                                       -------------------------
                                       Kenneth T. Neilson,
                                       President and Chief
                                        Executive Officer


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                             INDEX TO EXHIBITS


2 Agreement and Plan of Merger dated as of February 5, 1996 between HUBCO, Inc. and Lafayette American Bank and Trust Company.

99(a) Stock Option Agreement dated as of February 5, 1996 between HUBCO, Inc. and Lafayette American Bank and Trust Company.

99(b)     Press Release dated February 6, 1996.